Exhibit 99.2

N e w s R e l e a s e
CRESTWOOD MIDSTREAM PARTNERS LP 717 Texas Avenue, Suite 3150 Houston, TX 77002 www.crestwoodlp.com

Crestwood Midstream Partners LP Prices Offering of Common Units
HOUSTON, TEXAS, April 29, 2011 — Crestwood Midstream Partners LP (NYSE: CMLP) (“Crestwood LP”) announced today that it has priced a public offering of 1,800,000 common units at $30.65 per unit. The closing of the offering is expected to occur on May 4, 2011, subject to satisfaction of customary closing conditions. Crestwood LP intends to use the net proceeds from the offering to reduce the indebtedness outstanding under its revolving credit facility and for general partnership purposes. Barclays Capital is acting as the sole book-running manager for the offering.
The offering is being made by means of a prospectus and related prospectus supplement, copies of which may be obtained from Barclays Capital, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, New York 11717, by email at barclaysprospectus@broadridge.com, or by telephone at (888) 603-5847.
You may also obtain these documents for free when they are available by visiting EDGAR on the SEC website at www.sec.gov.
This press release does not constitute an offer to sell or a solicitation of an offer to buy the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. The offering will be made only by means of a prospectus and related prospectus supplement, which are part of an effective registration statement.
About Crestwood Midstream Partners LP
Houston, Texas-based Crestwood LP is a growth-oriented, midstream master limited partnership which owns and operates predominately fee-based gathering, processing, treating and compression assets servicing natural gas producers in the Barnett Shale in North Texas, the Fayetteville Shale in Northwest Arkansas, the Granite Wash area in the Texas Panhandle and the Avalon Shale area of Southeastern New Mexico.
Forward-Looking Statements
The statements in this news release regarding future events, occurrences, circumstances, activities, performance, outcomes and results are forward-looking statements. Although these statements reflect the current views, assumptions and expectations of Crestwood LP’s management, the matters addressed herein are subject to numerous risks and uncertainties

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which could cause actual activities, performance, outcomes and results to differ materially from those indicated. Such forward-looking statements include, but are not limited to, statements about the future financial and operating results, objectives, expectations and intentions and other statements that are not historical facts. Factors that could result in such differences or otherwise materially affect Crestwood LP’s financial condition, results of operations and cash flows include: changes in general economic conditions; fluctuations in natural gas prices; failure or delays by our customers in achieving expected production from natural gas projects; competitive conditions in our industry; actions or inactions taken or non-performance by third parties, including suppliers, contractors, operators, processors, transporters and customers; our ability to consummate acquisitions and successfully integrate the acquired business and our ability to realize any cost savings and other synergies from any acquisition; any disruption from the recent acquisition of midstream assets from Frontier Gas Services, LLC making it more difficult to maintain relationships with customers, employees or suppliers; fluctuations in the value of certain of our assets and liabilities; changes in the availability and cost of capital; operating hazards, natural disasters, weather-related delays, casualty losses and other matters beyond our control; construction costs or capital expenditures exceeding estimated or budgeted amounts; the effects of existing and future laws and governmental regulations, including environmental and climate change requirements; and the effects of existing and future litigation; risks related to our substantial indebtedness as well as other factors disclosed in Crestwood LP’s filings with the U.S. Securities and Exchange Commission. You should read our filings with the U.S. Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2010, our subsequently filed Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K, for a more extensive list of factors that could affect results.
Investor Contact:
Mark Stockard
832-519-2207
mstockard@crestwoodlp.com
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